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                                                                     EXHIBIT 5.1

                    [LOCKE PURNELL RAIN HARRELL LETTERHEAD]


                                               (214) 740-8553





November 22, 1996


Comstock Resources, Inc.
5005 LBJ Freeway, Suite 1000
Dallas, Texas 75244

         Re:     Registration Statement on Form S-3, as amended

Ladies and Gentlemen:

         We have acted as counsel for Comstock Resources, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 5,870,000 shares of the Company's Common Stock, $.50 par value per share (such shares or such different number of shares as may be registered pursuant to the referenced Registration Statement, the "Shares"). We have examined such documents and questions of law as we have deemed necessary or advisable for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered against payment of the purchase price therefor as described in the above referenced Registration Statement, will be legally issued, fully paid and nonassessable.

         The opinion expressed above is limited in all respects to the laws of the State of Texas, the federal laws of the United States of America and to the extent relevant to the opinion expressed herein, the General Corporation Laws of the State of Nevada, each as presently in effect.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus contained therein under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the
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category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Respectfully submitted,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)



                                        By:      /s/ JACK E. JACOBSEN
                                                 ------------------------------
                                                 Jack E. Jacobsen